UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: September 13, 2005

SOLAR ENERGY LIMITED

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)
000-30060 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Peter Tsaparas, Chief Executive Officer

145-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2
(Address of principal Executive offices)

(604) 669-4771
(Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     Effective September 13, 2005, the board of directors of Solar Energy Limited (the “Company”) accepted the resignation of Peter Tsaparas as the Company’s chief financial officer. Mr. Tsaparas remains as the Company’s chief executive officer and as a director.

(c)     Effective September 13, 2005, the board of directors appointed Andrew Wallace as the Company’s chief financial officer.

Mr. Wallace attended the University of British Columbia Faculty of Business Administration and Commerce and has extensive business experience in real estate development. Mr. Wallace acted as a principal of RV Resort Management Consultants, Inc. and was instrumental in the development of the Spokane RV Resort between 2001 and 2003. Between 1998 and 2001, Mr. Wallace was a founding partner of Ontera RV Resorts, Inc., a development that re-positioned RV Resorts throughout California. Prior to joining Ontera RV Resorts, Mr. Wallace was a director of financing for Westone Properties, Inc., and was responsible for raising capital to fund real estate development projects in British Columbia.

The Company has not entered into any related transactions with Mr. Wallace and has not entered into any employment agreement in connection with his appointment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solar Energy Limited

By: /s/ Andrew Wallace

 Date: September 13, 2005

Name: Andrew Wallace

Title: Chief Financial Officer